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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) February 16, 2006

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01	Regulation FD Disclosure

               On February 16, 2006, the Registrant issued the attached press release regarding the status of its strategies to accelerate growth in shareholder value, a copy of which is furnished on this Form 8-K. The information contained in Item 7.01 of this report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor incorporated by reference in any registration statement filed by the Registrant under the Securities Act of 1933, as amended.

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DUPONT CHAIRMAN & CEO UPDATES INVESTORS ON STRATEGIES
TO ACCELERATE GROWTH IN SHAREHOLDER VALUE
Company's leaders address actions to deliver results in 2006

               WILMINGTON, Del., Feb. 16, 2006 -- In an investor briefing webcast yesterday, DuPont Chairman & CEO Charles O. Holliday, Jr., told investors that the company is taking the actions needed to deliver on its commitments to grow revenue, accelerate shareholder value and advance its research and development pipeline for future growth.

               "We are off to a good start this year," Holliday said. "While natural gas and certain raw material costs have recently come down from record high levels, we continue to expect our energy and ingredient costs for the year to be more than last year. We are taking actions to extend our pricing momentum and accelerate cost productivity."

               Holliday said that both production lines at the company's DeLisle, Miss., titanium dioxide plant are now operational and are ramping up to full production capacity as planned. This plant was the last remaining facility to start up after the Gulf Coast hurricanes of 2005.

               He also told investors that the company is making progress on the commitments it made in October of last year to accelerate shareholder value. Specifically, the company is shifting capital and costs away from its underperforming businesses and is on track to achieve $1 billion in cost savings over three years as it continues to bring down fixed costs as a percentage of sales.

               Holliday said the company continues to increase its return on R&D innovation that is building competitive advantage for DuPont. The company's R&D pipeline is growing stronger across all of its growth platforms and, in particular, in its newest technology platform, DuPont Bio-Based Materials.

               "Our employees around the globe are intensely focused on delivering results in 2006," Holliday said.

               In a separate investor briefing, Erik Fyrwald, Group Vice President - DuPont Agriculture & Nutrition, addressed actions underway to deliver results now and position the platform's businesses for continued future growth.

               Briefing materials and audio replays of both presentations are available at www.dupont.com in the DuPont Investor Center.

               DuPont Senior Vice President and Chief Technology Officer Thomas M. Connelly will address investors on February 22 and will provide an update on the actions the company has taken to increase its return on innovation. Connelly also will update investors on the percent of DuPont sales from new products in 2005.

               Briefing materials and an audio replay of Connelly's presentation will be available on February 22 at www.dupont.com in the DuPont Investor Center.

               DuPont is a science company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation and apparel.

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President & Controller

February 16, 2006

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